Exhibit 3.35

FISCHERMANGOLD

A California General Partnership

The undersigned, Herschel Fischer, M.D, an individual (“Fischer”), and Karl G. Mangold, M.D, an individual (“Mangold”), hereby confirm the following:

1. Fischer and Mangold have been associated as general partners (individually, a “Partner” and collectively, the “Partners”) in the general partnership named Fischer Mangold, a California general partnership (the “Partnership”), under the California Uniform General Partnership Act, as amended (the “Act”), since January 1, 1971 and the Partnership shall continue until December 31, 2010, unless earlier terminated in accordance with the Act and this agreement.

2. The Partners respective percentage interests in the profits, losses, other taxable items and cash distributions of the Partnership are: sixty percent (60%) for Mangold and forty percent (40%) for Fischer.

3. The Partnership’s purpose is to manage and staff certain emergency and clinic health care facilities.

4. The Partnership’s principal place of business shall be at the address set forth above.

5. Each Partner shall be separately authorized to take any and all actions on behalf of the Partnership, provided that any Partnership action which obligates the Partnership to pay or incur an obligation of $100,000 or more shall be approved by both Partners.

6. The Partnership shall not be dissolved by the withdrawal, admission or substitution of a Partner.

7. This agreement shall be dated as of January 1, 1996.

/s/ Herschel Fischer	/s/ Karl G. Mangold
HERSCHEL FISCHER	KARL G. MANGOLD

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FISCHERMANGOLD

A California General Partnership

The undersigned, Herschel Fischer, Inc., a California corporation (“Fischer, Inc.”), and Karl G. Mangold, Inc., a California corporation (“Mangold, Inc.”), hereby confirm the following:

1. Herschel Fischer, an individual (“H. Fischer”), and Karl G. Mangold, an individual (“K Mangold”), have been associated as general partners (individually, a “Partner” and collectively, the “Partners”) in the general partnership named FischerMangold, a California general partnership (the “Partnership”), under the California Uniform General Partnership Act, as amended (the “Act”), since January 1, 1971, pursuant to their partnership agreement as reflected in that certain Agreement dated for reference purposes as of January 1, 1996.

2. Pursuant to the Assignment dated as of February 15, 1997, K. Mangold assigned all of his interest in the Partnership to Mangold, Inc. with the intent that Mangold, Inc. be a substituted general partner for K. Mangold, and pursuant to the Assignment dated as of February 20, 1997, H. Fischer assigned all of his interest in the Partnership to Fischer, Inc. with the intent that Fischer, Inc. be a substituted general partner for H. Fischer.

3. Fischer, Inc. and Mangold, Inc. hereby acknowledge their respective substitutions as Partners of the Partnership and agree that the Partnership was not dissolved by such substitutions and that the Partnership shall continue until December 31, 2010, unless earlier terminated in accordance with the Act and this agreement.

4. The Partners respective percentage interests in the profits, losses, other taxable items and cash distributions of the Partnership are: sixty percent (60%) for Mangold, Inc. and forty percent (40%) for Fischer, Inc.

5. The Partnership’s purpose is to manage and staff certain emergency and clinic health care facilities.

6. The Partnership’s principal place of business shall be at the address set forth above.

7. Each Partner shall be separately authorized to take any and all actions on behalf of the Partnership, provided that any Partnership action which obligates the Partnership to pay or incur an obligation of $100,000 or more shall be approved by both Partners.

8. The Partnership shall not be dissolved by the withdrawal, admission or substitution of a Partner.

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9. This agreement shall be dated as of February 21, 1996.

HERSCHEL FISCHER, INC. a California corporation		KARL G. MANGOLD, INC. a California corporation

By:	/s/ Herschel Fischer	By:	/s/ Karl G. Mangold
	Herschel Fischer, President		Karl G. Mangold, President

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ASSIGNMENT OF PARTNERSHIP INTEREST AS CAPITAL CONTRIBUTION

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, HERSCHEL FISCHER, an individual (“Assignor”), hereby assigns, transfers, sets over, conveys and delivers, as its capital contribution to HERSCHEL FISCHER, INC. a California corporation (“Assignee”), all of its right, title and interest in and to all of his partnership interest in Fischer Mangold, a California general partnership (the “Partnership”).

Assignee shall be substituted for Assignor as a general partner of the Partnership, and Assignor shall cease to have or exercise any right or power as a general partner of the Partnership.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of February 20, 1997.

ASSIGNOR:		ASSIGNEE:

HERSCHEL FISCHER, INC., a California corporation

/s/ Herschel Fischer	By:	/s/ Herschel Fischer
HERSCHEL FISCHER		Herschel Fischer, President

GENERAL PARTNER CONSENT

Prior to the foregoing assignment, the undersigned and Assignor were the only general partners of the Partnership and the undersigned hereby consents to the foregoing assignment and the substitution of Assignee as a general partner of the Partnership.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of February 20, 1997.

/s/ Karl G. Mangold
KARL G. MANGOLD